Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CN Dragon Corporation, (the “Company”) on Form 10-Q for the period ended October 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify the following pursuant to Section 18, U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 18, 2009

/s/ Teck Fong Kong
Teck Fong Kong
Chief Executive Officer
(Principal Executive)

/s/ Chong Him Lau
Chong Him Lau
Chief Financial Officer
(Principal Financial and Accounting Officer)